THIS OPTION CERTIFICATE, THE OPTION EVIDENCED HEREBY, AND THE COMMON STOCK TO BE ISSUED PURSUANT TO SUCH OPTION, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES ACTS, BUT HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL EITHER (i) THE HOLDER THEREOF SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION THEREOF UNDER THE SECURITIES ACT IS NOT REQUIRED OR (ii) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT THERETO SHALL HAVE BECOME EFFECTIVE.

No. __________	_______ Options

OPTION CERTIFICATE

Option to subscribe for and purchase shares

of Common Stock, par value $0.05, of

THUNDER MOUNTAIN GOLD, INC.

THIS CERTIFIES that, for value received, _________, the "Optionee", or registered successors and assigns (The "Holder" or "Participant"), is the owner of the number of options (the "Optionee") set forth above, each of which entitles the owner thereof, to purchase from THUNDER MOUNTAIN GOLD, INC., a Nevada corporation (the "Company"), at any time during the period from ______________________________________________________, one share of Common Stock, par value $0.05, of the Company (individually, a "Common Share" and collectively, the "Common Shares"), at an initial exercise price of $______________ per share, subject to adjustment from time to time pursuant to the provisions of Section 2.  For purposes of this Option Certificate, the term "Common Shares" shall mean the class of capital stock of the Company designated Common Stock, par value $0.05, as constituted on the date hereof, and any other class of capital stock of the Company resulting from successive changes or reclassification of the Common Shares.

1. Exercise of Option.  The Options evidenced hereby may be exercised by the registered holder hereof, in whole or in part, by the surrender of this Option Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such Holder's last address appearing on the books of the Company) and upon payment to the Company by cash, cashier's check, or certified check(s), payable to the order of the Company of the purchase price of the Common Shares purchased, or by cashless exercise.  The Company agrees that the Common Shares so purchased shall be deemed to be issued to the registered holder hereof on the date on which this Option Certificate shall have been surrendered and payment made for such Common Shares as aforesaid; provided, however, that no such surrender and payment on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive such Common Shares as the record holder thereof on such date, but such surrender and payment shall be effective to constitute the persons entitled to receive such Common Shares as the record holder hereof for all purposes immediately after the opening of business on the next succeeding day on which such stock transfer books are open.  The certificate(s) for such Common Shares shall be delivered to the registered holder hereof within a reasonable time, not exceeding ten days, after the Option evidenced hereby shall have been so exercised and a new Option Certificate evidencing the number of Options, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Options shall have expired, subject to subparagraph 1(a) below and Section 10 herein. No fractional Common Shares of the Company, or scripts for any such fractional shares, shall be issued upon the exercise of any Options.

(a) Minimum Exercise.  The exercise of this Option shall be for not less than ________ shares of Common Stock.

(b) Vesting; Exercise of Options. Subject to the provisions of paragraph (c) herein, an option shall immediately vest and become nonforfeitable and exercisable.

 (c) Payment. The aforesaid right to purchase Option Stock may only be exercised by the Holder within the time required hereinbefore set out by:

(i) duly completing in the manner indicated and executing the Purchase Form attached hereto;

(ii) surrendering this Option Certificate to the Company at its principal office at 11770 W. President Dr., Ste. F, Boise, Idaho  83713, or at such other principal office address as the Company may reasonably designate in writing from time-to-time; and

(iii) paying the appropriate Exercise Price for the Option Stock subscribed for either by:

(I) a certified check or bank draft payable at par to the order of the Company; or

(II) a written notice to the Company that the Holder is exercising the Option (or a portion thereof) on a "cashless" basis in exchange for that number of shares of Option Stock equal to the product of (x) the number of shares as to which such Option, or portion thereof, is being exercised multiplied by (y) a fraction, the numerator of which is the Fair Market Value (as hereinafter defined) of the Option Stock less the Exercise Price and the denominator of which is such Fair Market Value.

Solely for the purposes of this Section 1(c)(ii), Fair Market Value shall be calculated either (i) on the date on which the Purchase Form annexed to such Option Certificate as to such exercise is received by the Company (the "Notice Date") or (ii) as the average of the Fair Market Values for each of the five trading days preceding the Notice Date, whichever results in a higher Fair Market Value.  "Fair Market Value" means as to any security, the average closing prices of such security's sales on the National Association of Securities Dealers electronic over-the-counter bulletin board ("OTCBB"), or Toronto Stock Exchange - Venture Exchange, or if not quoted on the OTCBB, the primary securities exchanges on which such security may at the time be listed (the "Principal Market") for the day as of which "Fair Market Value" is being determined, or, if there have been no sales on any such exchanges on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day.  If the Common Stock is not listed or admitted to unlisted trade privileges and bid and asked prices are not so reported, the Fair Market Value shall be determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

By way of illustration for the purposes of this Section 1(c)(ii), the Holder may elect to receive shares equal to the value of this Option (or the portion thereof being canceled) by surrender of this Option, computed using the following formula:

X  =  Y(A-B)/A

Where:

X =  The number of shares of Common Stock to be issued to the Holder

Y =  The number of Shares purchasable under this Option (at the date of such calculation) with respect to which this Option is exercised

A =  The Fair Market Value of one share of Common Stock (at the date of exercise of this Option)

B =  The Exercise Price (as adjusted to the date of such calculation)

Upon said surrender and payment, the Company will issue to the Holder named in the Purchase Form, the number of shares of Option Stock subscribed for and the said Holder will become a shareholder of the Company in respect of the said Option Stock as of the date of said surrender and payment, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.  Within five (5) business days of said surrender and payment, the Company will mail to said person at the address specified in the Purchase Form a certificate or certificates evidencing the Option Stock subscribed for.

2. Other Notices.  If any time prior to the expiration of the Options evidenced hereby:

(a) The Company shall declare any dividend on the Common Shares payable in shares of capital stock of the Company, cash or other property; or

(b) The Company shall authorize the issue of any options, warrants or rights pro rata to all holders of Common Shares entitling them to subscribe for or purchase any shares of stock of the Company or to receive any other rights; or

(c) The Company shall authorize the distribution pro rata to all holders of Common Shares of evidences of its indebtedness or assets excluding cash dividends or cash distributions paid out of retained earnings or retained surplus); or

(d) There shall occur any reclassification of the Common Shares, or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the Common Shares) or a sale or transfer to another corporation of all or substantially all of the properties of the Company; or

(e) There shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

then, and in each of such cases, the Company shall deliver to the registered holder hereof, at the last known address of such holder appearing on the books of the Company, as promptly as practicable but in any event at least 15 days prior to the applicable record date (or determination date) mentioned below, a notice stating, to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up.

3. Representations and Warranties of the Company.  The Company represents and warrants to and covenants with the registered holder hereof as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho, is duly qualified and in good standing under the laws of any foreign jurisdiction where the failure to be so qualified would have a material adverse effect on its ability to perform its obligations under the Options evidenced by the Option Certificate and it has full corporate power and authority to issue the Options and to carry out the provisions of the Options evidence by this Option Certificate.

(b) The issuance, execution and delivery of this Option Certificate has been duly authorized by all necessary corporate action on the part of the Company and each of the Options evidenced by this Option Certificate constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights, by general principles of equity and by limitations on the availability of equitable remedies.

4. Company to Provide Stock.  The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Options evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the registered holder hereof.  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate for stock in a name other than that of the registered holder of this Option Certificate, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Company further covenants and agrees that during the period within which the Options evidenced hereby may be exercised, the Company will at all times reserve such number of shares of its capital stock as may be sufficient to permit the exercise in full of the Options evidenced hereby.

5. Registered Holder.  The registered holder of this Option Certificate shall be deemed the owner hereof and of the Options evidenced hereby for all purposes.  The registered holder of its Option Certificate shall not be entitled by virtue of ownership of this Option Certificate to any rights whatsoever as a shareholder of the Company either at law or in equity, including, without limitation, the right to vote and to receive dividends and other distributions.

6. Transfer.  This Option Certificate and the options evidenced hereby may not be sold, transferred, pledged, hypothecated or otherwise disposed of except by will the Laws of Descent and Distribution, or other testamentary transfer.  Each taker and holder of this Option Certificate, the Options evidenced hereby and any shares of capital stock of the Company issued upon exercise of any such options, by  taking or holding the same, consents to and agrees to be bound by the provisions of this Section 6.

7. Company to Provide Reports, Etc.  While this Option Certificate remains outstanding, the Company may mail to the persons in whose name this Option Certificate is registered copies of all reports and correspondence which the Company mails to its stockholders.  The Option Holder shall have the duty and responsibility to request copies of all reports and correspondence which the Company mails to its shareholders.

8. Lost Certificates.  Upon receipt by the Company at its principal office of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option Certificate, and in the case of any such loss, theft, or destruction, upon delivery of indemnity reasonably satisfactory to the Company or, in case of any such mutilation upon surrender and cancellation of this Option Certificate, the Company will issue a new Option Certificate of like tenor in lieu of this Option Certificate.

9. Expiration.  This Option Certificate, in all events shall be wholly void and have no effect after 5 p.m. (Pacific Daylight Time) on July 19, 2021.

10 Severability.  In the event that one or more of the provisions of this Option Certificate shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or un-enforceability shall not affect any other provision of this Option Certificate, but this Option Certificate shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11. Governing Law.  This Option Certificate shall be governed by and construed in accordance with the laws of the State of Idaho applicable to agreements made and to be entirely performed within such State.

12. Arbitration.  Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Holder and Company (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, agents or promoters of the Company), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims or violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, conversion, unlawful termination, shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Idaho law.  In the event of such a dispute, each party to the conflict shall select an arbitrator, who then selects a third arbitrator, which shall constitute the three persons arbitration board.  The decision of a majority of the Board of Arbitrators who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.  Holder and Company agree to confer jurisdiction and venue to hear all matters regarding this Agreement upon the District Court of Idaho for Ada County; and the prevailing party on any action to enforce rights hereunder shall be entitled, in addition to any awarded damages, their costs and reasonable attorney's fees, whether at arbitration or on appeal.

13. Representations and Warranties of Holder.  The Holder hereby represents and warrants to the Company:

(a) Neither this Option nor the Common Stock issuable upon exercise thereof have been registered under the 1933 Act or under the laws of any state of the United States. This Option or the Common Stock or any other security issued or issuable upon exercise of this Option, may not be sold, transferred or otherwise disposed of unless registered under the 1933 or pursuant to an exemption from the registration requirements of the 1933 Act and all applicable state securities laws.

(b) By accepting this Option, the Holder hereby represents and warrants to the Company: that this Option and the Common Stock to be issued herein, have not been approved or disapproved by the United States Securities and Exchange Commission, any state securities agencies, or foreign jurisdictions and that it's representations and warranties to the Company as set forth herein are true and correct on the date hereof.

(c) Options represented by this Option Certificate may only be exercised by or on behalf of a holder who, at the time of exercise:

(i) provides written confirmation that the undersigned was the original Holder;  and,

(ii) provides a written opinion of counsel, in a form and from counsel reasonably acceptable to the Company, that the Common Stock to be delivered upon exercise of the Options are exempt from such registration requirements, the 1933 Act and the securities laws of all applicable states of the United States.

(d) The certificates evidencing the Common Shares shall bear the following legend:

"THE COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES ACTS, BUT HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL EITHER (i) THE HOLDER(S) THEREOF SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION THEREOF UNDER THE SECURITIES ACT IS NOT REQUIRED OR (ii) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT THERETO SHALL HAVE BECOME EFFECTIVE."

(e)  To the extent that any Federal and/or State Securities laws shall require, the Holder hereby agrees that:  (1) any shares acquired pursuant to this Option Certificate shall be without preference as to dividends, assets, or voting rights and shall have no greater or lesser rights per share than the securities issued for cash or its equivalent; (2) any shares acquired pursuant to this Option Certificate shall be subordinated in favor of the securities to be sold to the public with respect to dividend rights or preferences and liquidation or other distribution rights or preferences in the event of a dissolution, liquidation, bankruptcy, receivership, or sale of all substantially all of such issuer's assets until such time as the purchasers of the public stock offering shall have received back their initial investment at which time all shareholders shall share pro-rata in any further distribution.

(f)  The Holder has fully reviewed or had the opportunity to review the economic consequences of this Option Certificate and the Common Stock to be issued, with his attorney and/or other financial advisor, is a director of the Company, has been afforded access to the books and records of the Corporation (including tax returns) and is fully familiar with the financial affairs of the Corporation.

(g) The Holder is not entitled by virtue of ownership of this Option Certificate to any rights whatsoever as a shareholder of the Company either at law or in equity, including, without limitation, the right to vote and to receive dividends and other distributions.

14. Disclosure Required Under State Law. The grant of this Option Certificate is intended to be exempt from registration under the securities laws of Washington, Idaho, and other applicable states or Canadian Province. Holder may be required to make additional disclosures by the applicable securities laws and agrees to provide such additional disclosures as requested by Company upon written request.

15. Indemnification. Holder acknowledges that he understands the meaning and legal consequences of the representations and warranties contained herein, and hereby agrees to indemnify and hold harmless the Company and any other person or entity relying upon such information thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty, or acknowledgement of Holder contained in this Agreement.

16. No Prior Right or Award:  Nothing in this option certificate, the option evidenced hereby, and the common stock to be issued pursuant to such option shall be deemed to give any employee or his/her legal representative or assigns, or any other person or entity claiming under or through him/her, any contract or other right to participate in the benefits of this Agreement.  Nothing in this option certificate, the option evidenced hereby, and the common stock to be issued pursuant to such option shall be construed as constituting a commitment, guarantee, agreement, or understanding of any kind or nature that the Company shall engage or employ or shall continue to employ, or continue any other relationships with any individual, whether or not a Participant.  This Agreement shall not affect in any way the right of the Corporation to terminate the employment or such relationship of any individual, whether or not a Participant, at any time.

17. Other Terms and Conditions:  Any issues of governing terms and conditions not otherwise specified within these resolutions will be governed by the terms of the Stock Option Plan, incorporated by reference herein.

IN WITNESS WHEREOF, THUNDER MOUNTAIN GOLD, INC. has caused this Option Certificate to be signed by a duly authorized officer and this Option Certificate, to be effective ______________.

THUNDER MOUNTAIN GOLD, INC.

By:

Eric T. Jones

Title: President, Chief Executive Officer

Attest:

_______________________________________________________
______________ - Director and Compensation Committee Member

The foregoing terms and conditions of the Option Certificate are accepted and agreed to:

HOLDER:

________________________________________________________
Name:

FORM OF EXERCISE

(to be executed by the registered holder hereof)

The Undersigned hereby exercises ______________ options to subscribe for and purchase shares of Common Stock, par value $0.05 ("Common Shares"), of THUNDER MOUNTAIN GOLD, INC. evidenced by the within Option Certificate and herewith makes payment of the purchase price in full. Please issue the shares of the Common Stock as to which this Option is entitled in accordance with the instructions given below.

In connection with the exercise of the Option Certificate, the undersigned represents as follows: (Please check the ONE box applicable):

☐ 1. The undersigned hereby certifies that it was the original Holder of the Option Certificate; and,

☐ 2. The undersigned is delivering a written opinion of counsel to the effect that the Option Certificate and the Common Stock to be delivered upon exercise hereof are exempt from registration requirements of Securities Act of 1933 as amended, as well as applicable state securities acts.

Signature:

Signature Guaranteed:

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:

 (Print in Block Letters)

Address:

******************************************

 NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Option in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

The certificate for the unexercised balance, if any, of the Options evidenced by the within Option Certificate will be registered in the name of the undersigned.

Dated:

(Signature)

Instructions for registration of shares

_______________________________________________
      Name (please print)

Social Security or Other Identifying

Number:

Address:

_______________________________________________
        Street

_______________________________________________
        City, State and Zip Code

Instructions for registration of certificate representing the unexercised balance of Options (if any)

_______________________________________________
      Name (please print)

Social Security or Other Identifying

Number:

Address:

_______________________________________________
            Street

_______________________________________________
        City, State and Zip Code